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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated March 21, 1994, which appears on page 33 of Acme Metals Incorporated's 1993 Annual Report on Form 10-K for the year ended December 26, 1993. We also consent to the use in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated March 21, 1994 relating to the consolidated financial statements of Acme Metals Incorporated, which appears in such Prospectus. We also consent to the references to us under the headings "Experts," "Summary Consolidated Financial and Operating Data" and "Selected Consolidated Financial and Operating Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Summary Consolidated Financial and Operating Data" and "Selected Consolidated Financial and Operating Data".

PRICE WATERHOUSE LLP

August 10, 1994

Chicago, Illinois